Exhibit 99.1

FOR IMMEDIATE RELEASE

LM Funding Reports First Quarter 2016 Results

Tampa, Fla. – May 12, 2016 – LM Funding America, Inc. (NASDAQ:LMFA) (NASDAQ:LMFAW), a specialty finance company offering unique funding solutions to community associations, reported results for the three months ended March 31, 2016.

First Quarter 2016 Highlights

•	Revenue totaled $1.58 million versus $1.59 million in Q1 2015
•	Collected on 363 payoff occurrences, which was up 12% compared with 323 for Q1 2015
•	Acquired 128 accounts, which was up 52% compared with 84 for the same year-ago quarter
•	REO portfolio increased to 56 properties at quarter end from 41 at December 31, 2015
•	Added seven new full-time employees, including six direct sales people

Management Commentary

“The first quarter of 2016 was highlighted by the implementation of our strategic growth plan, including significant investments to expand our sales and marketing resources,” said Bruce Rodgers, founder and CEO of LM Funding. “In fact, at quarter-end, we had ten full-time sales and marketing professionals compared with only two at the time of our IPO last October.

“We are already beginning to see a return on our investments, demonstrated by the 52% improvement in delinquent accounts acquired during the quarter. As such, we remain confident that our sales team will achieve its goal of acquiring 2,000 delinquent accounts by March 31, 2017.

“We also experienced an improvement in several key metrics in Q1, which we believe are long-term indicators of growth. In addition to increased revenue from our New Neighbor Guaranty product, we experienced a 12% increase in units collected, as well as an increase in rental income from our REO properties.

“Further, we added 15 properties to our REO portfolio, which totaled 56 properties at quarter-end. We are currently collecting rental income or in the process of renting out these properties. We believe our REO portfolio is a significant asset to our business given the nature of its recurring rental revenues.

“We are confident that we are well on our way to building a company that will lead the association funding solutions market in Florida, Illinois, and ultimately, across the country.”

First Quarter 2016 - Financial Results

Revenues in the first quarter of 2016 were $1.58 million compared with $1.59 million in the first quarter of 2015. The decrease was due to the change in strategy to hold REO properties for long-term rental income rather than sell them for immediate income, as was the past practice.

Operating expenses in the first quarter of 2016 totaled $2.12 million compared with $0.99 million in the first quarter of 2015. The increase in operating expenses can primarily be attributed to adding the two founders to payroll who did not receive salaries prior to the IPO.  Also, there was an increase in staff costs and payroll which included the addition of eight new full-time employees, as well as an increase in professional fees. These fees include the service agreement with Business Law Group which was established in the fourth quarter of 2015, increased expenses incurred as a result of being a public company and expenses related to increased legal activity during the quarter.

Interest expense in the first quarter of 2016 was $140,000 compared with $194,000 in the first quarter of 2015. The decrease is attributable to the refinance of $1.8 million at 6% interest that occurred in July 2015.

Net loss in the first quarter of 2016 totaled $436,000 or $(0.13) per basic and diluted share compared with net income before taxes of $405,000 in the first quarter of 2015, driven by increased operating expenses. In 2015, LM Funding was not publicly traded and organized as a Florida Limited Liability Company, so a per share figures and any corporate income tax is not applicable for the period.

At March 31, 2016, cash totaled $7.3 million compared with $9.0 million at December 31, 2015.

Conference Call

Management will hold a conference call today at 10:00 a.m. Eastern time to discuss these results, followed by a question and answer period.

Interested parties can listen to the live presentation by dialing the listen-only number below or by clicking the webcast link available on the Investors section of the company's website at www.lmfunding.com.

Date: Thursday, May 12, 2016

Time: 10:00 a.m. Eastern time

Listen-only toll-free number: (877) 793-4355

Listen-only international number: (615) 247-0182

Conference ID: 97181130

Webcast: http://edge.media-server.com/m/p/vo7bz2k6

Please dial in 10 minutes before the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios at 949-574-3860.

A webcast replay of the call will be available after 3:00 p.m. Eastern time on the same day via the Investor Information section of the LM Funding website at www.lmfunding.com through August 12, 2016.

About LM Funding America

LM Funding America, Inc., together with its subsidiaries, is a specialty finance company that provides funding to nonprofit community associations (Associations) primarily located in the state of Florida, as well as in the states of Washington, Colorado and Illinois. The company offers funding to Associations by purchasing a certain portion of the Associations’ rights to delinquent accounts that are selected by the Associations arising from unpaid Association assessments. It is also involved in the business of purchasing delinquent accounts on various terms tailored to suit each Association’s financial needs, including under its New Neighbor Guaranty™ program. The company was founded in 2008 and is based in Tampa, Florida. The company's common shares and warrants trade on the NASDAQ Capital Market under the symbols "LMFA" and "LMFAW”.

Forward-Looking Statements

This press release may contain forward-looking statements made pursuant to the Private Securities Litigation Reform Act of 1995.  Words such as “anticipate,” “estimate,” “expect,” “intend,” “plan,” and “project” and other similar words and expressions are intended to signify forward-looking statements.  Forward-looking statements are not guarantees of future results and conditions but rather are subject to various risks and uncertainties.  Some of these risks and uncertainties are identified in the company’s filings with the SEC.  The occurrence of any of these risks and uncertainties could have a material adverse effect on the company’s business, financial condition, and results of operations.

Company Contact:

Bruce Rodgers

Chairman and CEO

LM Funding America, Inc.

Tel (813) 222-8996

investors@lmfunding.com

Investor Relations Contact:

Michael Koehler

Liolios Group, Inc.

Tel (949) 574-3860

LMFA@liolios.com

- Tables to follow –

LM FUNDING AMERICA, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31, 2016	December 31, 2015
	(Unaudited)
ASSETS
Cash	$7,274,033	$8,997,798
Finance receivables:
Original product	1,361,323	1,537,101
Special product - New Neighbor Guaranty program, net of allowance for credit losses of $125,000 and $125,000, respectively	645,809	715,534
Deferred tax asset	2,400,664	2,162,380
Other Assets	1,923,707	1,001,614
Total assets	$13,605,536	$14,414,427
LIABILITIES AND STOCKHOLDERS' EQUITY
Notes payable
Principal amount	$7,108,004	$7,729,605
Less unamortized debt issuance costs	(173,318)	(197,959)
Long-term debt less unamortized debt issuance costs	6,934,686	7,531,646
Other liabilities and obligations	784,678	618,315
Total liabilities	7,719,364	8,149,961
Stockholders' equity
Common stock, par value $.001; 10,000,000 shares authorized; 3,300,000 shares issued and outstanding	3,300	3,300
Additional paid-in capital	6,339,296	6,281,322
Accumulated deficit	(456,424)	(20,156)
Total stockholders' equity	5,886,172	6,264,466
Total liabilities and stockholders' equity	$13,605,536	$14,414,427

LM FUNDING AMERICA, INC. AND SUBSIDIARIES AND PREDECESSOR

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
Revenues
Interest on delinquent association fees	$1,182,787	$1,271,431
Administrative and late fees	117,535	125,476
Recoveries in excess of cost - special product	106,505	78,214
Underwriting and origination fees	114,921	64,539
Rental revenue	54,988	47,973
Total revenues	1,576,736	1,587,633
Operating Expenses
Staff costs and payroll	808,601	304,516
Professional fees	567,473	253,553
Other operating expenses	740,072	430,968
Operating expenses	2,116,146	989,037
Operating (loss) income	(539,410)	598,596
Interest expenses	139,607	193,881
(Loss) income before income taxes	(679,017)	404,715
Income tax benefit	(242,749)	-
Net income (loss)	(436,268)	404,715
Net (income) attributable to non-controlling interest	-	(37,126)
Net (income) attributable to members	-	(367,589)
Net loss to common stockholders'	$(436,268)	$-
Loss per share attributable to the stockholders' of LM Funding America, Inc.
Basic	(0.13)	-
Diluted	(0.13)	-
Weighted average number of common shares outstanding
Basic	3,300,000	-
Diluted	3,300,000	-

LM FUNDING AMERICA, INC. AND SUBSIDIARIES AND PREDECESSOR

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Three Months Ended March 31, 2016	Three Months Ended March 31, 2015
CASH FLOWS FROM OPERATING ACTIVITIES	$(532,380)	$693,569
CASH FLOWS FROM INVESTING ACTIVITIES	37,701	271,956
CASH FLOWS FROM FINANCING ACTIVITIES	(1,229,086)	(926,610)
NET (DECREASE) INCREASE IN CASH	(1,723,765)	38,915
CASH - BEGINNING OF PERIOD	8,997,798	2,027,694
CASH - END OF PERIOD	$7,274,033	$2,066,609

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